UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 31, 2012

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	001-35303	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01      Completion of Acquisition or Disposition of Assets

Comverse Technology, Inc. ("CTI", and together with its subsidiaries, the “Company”) previously disclosed that it completed the pro rata distribution of 100% of the outstanding shares of common stock of Comverse, Inc. (“Comverse”) to CTI's shareholders on October 31, 2012 (the "share distribution").  Comverse is now an independent public company trading under the symbol “CNSI” on the NASDAQ Stock Market.  On October 31, 2012, CTI's shareholders of record as of 5 p.m. EDT on October 22, 2012 (the “Record Date”) received one share of Comverse common stock for every ten shares of CTI's common stock held as of the Record Date.

The unaudited pro forma financial information of the Company giving effect to the share distribution, and the related notes thereto, are attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(b) Pro forma financial information
Unaudited pro forma financial information of the Company required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

(d)	Exhibits.

99.1
Unaudited pro forma consolidated balance sheet of the Company as of July 31, 2012 and unaudited pro forma consolidated statements of operations of the Company for the six months ended July 31, 2012 and 2011 and the fiscal years ended January 31, 2012, 2011 and 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

November 6, 2012	By:	/s/ Joel E. Legon
Joel E. Legon
Senior Vice President, Interim Chief Financial Officer